Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Michael Brophy, 414-570-4206 (o) or Michael.Brophy@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

December 12, 2007

MIDWEST AIR GROUP REPORTS NOVEMBER PERFORMANCE

Milwaukee, Wisconsin, December 12, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported November performance data for Midwest Airlines and Midwest Connect.

Midwest Air Group, Inc. – Performance Report
					Eleven Months Ended
	November				November 30,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	380,693	333,438	14.2		4,375,330	3,750,648	16.7
Scheduled Service Available Seat Miles (000s)	545,703	450,694	21.1		5,666,318	4,891,223	15.8
Total Available Seat Miles (000s)	549,691	454,263	21.0		5,703,662	4,945,304	15.3
Load Factor (%)	69.8%	74.0%	(4.2)	pts.	77.2%	76.7%	0.5	pts.
Revenue Yield (estimate)	$0.1551	$0.1492	4.0		$0.1420	$0.1444	(1.6)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1082	$0.1103	(2.0)		$0.1096	$0.1107	(1.0)
Total Revenue per Total ASM (estimate)	$0.1203	$0.1237	(2.8)		$0.1221	$0.1233	(0.9)
Number of Flights	10,508	8,959	17.3		109,884	101,134	8.7
Into-plane Fuel Cost per Gallon (estimate)	$2.12	$2.05	3.7		$2.11	$2.17	(2.6)

Midwest Airlines Operations
Origin & Destination Passengers	291,161	299,117	(2.7)		3,523,784	3,323,272	6.0
Scheduled Service Revenue Passenger Miles (000s)	323,889	313,771	3.2		3,916,598	3,511,023	11.6
Scheduled Service Available Seat Miles (000s)	454,177	420,759	7.9		4,992,017	4,541,239	9.9
Total Available Seat Miles (000s)	458,164	424,329	8.0		5,029,360	4,594,953	9.5
Load Factor (%)	71.3%	74.6%	(3.3)	pts.	78.5%	77.3%	1.2	pts.
Revenue Yield (estimate)	$0.1345	$0.1343	0.1		$0.1247	$0.1286	(3.0)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0959	$0.1002	(4.3)		$0.0979	$0.0995	(1.6)
Total Revenue per Total ASM (estimate)	$0.1112	$0.1154	(3.7)		$0.1127	$0.1140	(1.1)
Average Passenger Trip Length (miles)	1,112	1,049	6.0		1,111	1,056	5.2
Number of Flights	4,428	4,583	(3.4)		50,825	49,502	2.7
Into-plane Fuel Cost per Gallon (estimate)	$2.09	$2.04	2.4		$2.10	$2.16	(2.8)

Midwest Connect Operations
Origin & Destination Passengers	127,886	62,570	104.4		1,164,916	756,982	53.9
Scheduled Service Revenue Passenger Miles (000s)	56,804	19,667	188.8		458,732	239,625	91.4
Scheduled Service Available Seat Miles (000s)	91,526	29,935	205.8		674,301	349,984	92.7
Total Available Seat Miles (000s)	91,526	29,935	205.8		674,301	350,351	92.5
Load Factor (%)	62.1%	65.7%	(3.6)	pts.	68.0%	68.5%	(0.5)	pts.
Revenue Yield (estimate)	$0.2725	$0.3859	(29.4)		$0.2894	$0.3746	(22.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1691	$0.2536	(33.3)		$0.1969	$0.2565	(23.3)
Total Revenue per Total ASM (estimate)	$0.1807	$0.2865	(36.9)		$0.2144	$0.2877	(25.5)
Average Passenger Trip Length (miles)	444	314	41.3		394	317	24.4
Number of Flights	6,080	4,376	38.9		59,059	51,632	14.4
Into-plane Fuel Cost per Gallon (estimate)	$2.25	$2.09	7.6		$2.16	$2.21	(2.4)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to more than 50 cities. More information is available at http://www.midwestairlines.com.

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